UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2017

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
399 Park Avenue, 18th Floor, New York, NY 10022
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2017, Daniel R. Gilbert, the Chairman of the board of directors (the “Board”) of NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) and its Chief Executive Officer and President, delivered a notice of resignation to Colony NorthStar, Inc., NorthStar Income’s sponsor (the “Sponsor”), tendering his resignation from the Sponsor and its affiliates effective as of January 11, 2018. As a result of the foregoing, Mr. Gilbert resigned as a member of the Board and as Chairman, Chief Executive Officer and President of NorthStar Income effective as of December 15, 2017.

The decision by Mr. Gilbert was not a result of any disagreement with NorthStar Income on any matter relating to NorthStar Income’s operations, polices or practices.

In addition, on December 14, 2017, the Board appointed Kevin P. Traenkle as Chairman of the Board, Chief Executive Officer and President of NorthStar Income to fill the vacancy created by Mr. Gilbert’s resignation, effective as of December 15, 2017.

Mr. Traenkle, age 47, is the Executive Vice President and Chief Investment Officer of the Sponsor, having previously held the position of Executive Director and Chief Investment Officer for one of its predecessors, Colony Capital, Inc. (“Colony Capital”). Mr. Traenkle is also expected to be the Chief Executive Officer of Colony NorthStar Credit Real Estate, Inc., which is expected to be the surviving company in the combination of NorthStar Income with NorthStar Real Estate Income II, Inc. and a select portfolio of assets of the Sponsor. In his roles at the Sponsor and Colony Capital, he has been involved in many facets of the businesses, including business strategy, product development, global client relations, oversight of individual investment and divestment decisions, as well as portfolio construction and risk management. Prior to rejoining the Colony Capital business in 2002, Mr. Traenkle worked for a private equity investment firm, where, among other responsibilities, he focused on the firm’s real estate-related investment and management activities. Prior to originally joining Colony Capital in 1993, Mr. Traenkle worked in the municipal finance department for the investment bank First Albany Corporation in Albany, New York. Mr. Traenkle received a Bachelor of Science in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: December 15, 2017	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary